SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): August 13, 1998


                                   LYCOS, INC.
             (Exact Name of Registrant as Specified in its Charter)



       Delaware                         0-27830                04-3277338
 (State or other jurisdiction of    (Commission File           (IRS Employer
    incorporation or                     Number)         Identification Number)
      organization)



       400-2 Totten Pond Road
             Waltham, MA                             02451
        (Address of principal                     (Zip Code)
         executive offices)


        Registrant's telephone number, including area code (781) 370-2700
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Item 2.  Acquisition or Disposition of Assets.

         On August 7, 1998, Lycos, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Agreement") by and among the Company, What Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("WAC"), WhoWhere? Inc., a California corporation ("WhoWhere?"), and certain shareholders of WhoWhere? providing for the merger of WAC with and into WhoWhere? (the "Merger"). On August 13, 1998, the Company completed the closing of the Merger and WhoWhere? became a wholly-owned subsidiary of the Company.

         The acquisition will be accounted for as a purchase. The purchase price will be allocated to the assets acquired and liabilities assumed based on their estimated fair values. Results of operations for WhoWhere? will be included with those of the Company for periods subsequent to the date of acquisition.

         In the Merger, all outstanding shares of Common Stock and Preferred Stock of WhoWhere? were converted into an aggregate of 1,885,127 shares of Common Stock , par value $.01 per share, of the Company (the "Lycos Common Stock"), and all outstanding options and warrants to purchase Common Stock or Preferred Stock of WhoWhere? were assumed by the Company and became options or warrants, as the case may be, to purchase an aggregate of 667,622 shares of Lycos Common Stock. The Company has agreed to file a Registration Statement on Form S-3 with respect to the resale of the shares of Lycos Common Stock issued in the Merger and the shares of Lycos Common Stock issuable upon the exercise of warrants assumed in the Merger and to file a Registration Statement on Form S-8 with respect to the shares of Lycos Common Stock issuable upon the exercise of options assumed in the Merger.

         Under the terms of the Agreement and related Escrow Agreement dated August 13, 1998, an aggregate of 188,519 shares of Lycos Common Stock and options and warrants to purchase an additional 66,770 shares of Lycos Common Stock will be held in escrow for the purpose of indemnifying the Company against certain liabilities of WhoWhere? and its stockholders. The escrow will expire on the first anniversary of the Merger.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired

                  Pursuant to the instructions to Item 7 of Form 8-K, the financial information required by Item 7(a) will be filed by Amendment within 60 days of the date of this filing.

         (b)      Pro Forma Financial Information

                  Pursuant to the instructions to Item 7 of Form 8-K, the financial information required by Item 7(b) will be filed by Amendment within 60 days of the date of this filing.

         (c)      Exhibits

                  2.1 Agreement and Plan of Merger dated as of August 7, 1998 by and among Lycos, Inc., What Acquisition Corp., WhoWhere? Inc., and certain shareholders of WhoWhere?

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            LYCOS, INC.


Dated:   August 13, 1998                    By:  /s/ Edward M. Philip
                                                 --------------------
                                                 Edward M. Philip
                                                 Chief Operating Officer and
                                                 Chief Financial Officer

336293-1
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